Exhibit 99.1 NYSE: BCO Investor Presentation June 5, 2018 Doug Pertz President & CEO

Safe Harbor Statement and Non-GAAP Results These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to information regarding: 2018 non-GAAP outlook, including revenue, operating profit, margin rate, earnings per share and adjusted EBITDA; 2018 and future years’ tax rates and payments; foreign currency translation impact on 2018 results, including in Argentina; 2019 operating profit and adjusted EBITDA targets; 2019 operating profit margin target for the U.S. business; closing of the Dunbar acquisition and expected synergies and contributions to future earnings related thereto; 2018 -2020 capital expense outlook; 2018 and 2019 target cash flow; net debt and leverage outlook and future investment in and results of acquisitions. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues, currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee, environmental and other liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2017, and in our other public filings with the Securities and Exchange Commission. The forward-looking information discussed today and included in these materials is representative as of today only, unless otherwise noted, and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink's. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix. 2

World’s Largest Cash Management Company2 Global Market Leader Revenue Countries Regions Global cash market $16.5 billion1 SA, NA, EMEA, Asia Brink’s3 $3.2B 117 Pacific SA, EMEA, Asia, Prosegur $2.1B 15 Other Australia Loomis Loomis $2.0B 20 EMEA, NA G4S G4S $1.6B 44 EMEA, SA, Asia, NA Prosegur Garda Garda $0.8B 2 NA Dunbar $0.4B 1 NA Brink’s Operations 2017 Segment Revenue 2017 Segment Op Profit • 41 countries North South North America America America • 1,100 facilities 39% 29% 20% South America • 12,600 vehicles 49% • 62,300 employees Rest of Rest of World World 31% 32% 1. Freedonia, January 2017 and Brink’s internal estimates 3 2. Publicly available company data for cash services businesses. Brink’s data as of 12/31/2017 3. See detailed reconciliations of non-GAAP to GAAP results included in the appendix.

Lines of Business and Customers 76% of Segment Revenue Outside of U.S. 2017 Revenue by LOB Customers Guarding $0.2B France Guarding (7%) Sale Retail Financial $3.2B Institutions Core High-Value Services Services $1.6B $1.3B (51%) (42%) Government/ Other High-Value Services Core Services • Brink’s Global Services (BGS) • Cash-in-Transit (CIT) • Money processing • ATM services • Vault outsourcing • CompuSafe® and retail services • Payments 4 Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix; amounts may not add due to rounding

Strong Position in Largest Markets Estimated Market Share in Key Countries United States Canada Mexico Other Other Garda Garda Loomis GSI Other Argentina Brazil France Brink’s Maco Brink’s Rodoban Brink’s Temis Other Other Prosegur Other Loomis Prosegur Prosegur 5 Note: Internal estimates; includes completed and announced acquisitions, except Dunbar.

Cash is the World’s Most Popular Form of Payment Cash Accounts for ~85% of Global Consumer Transactions 1 United States2 Estimated Cash Usage in Our Largest Markets • Most frequently used payment method • Notes in circulation growing ~5% 31% annually • Cash use strong across all income levels 68% South America 85% • Cash-driven society, strong cultural ties United States2 Brazil1 France4 to cash • ~50% unbanked3 44% • Cash usage growing faster than in developed countries Europe Euro notes in circulation4: 90% • 2012 to 2016 = ~6% annual growth Mexico5 Canada6 Cash Other 1. MasterCard 2013, Wall Street Journal 2018 4. European Central Bank 6 2. Federal Reserve Bank 2017 5. The Cost of Cash in Mexico –The Fletcher School, Tufts University 2014 3. World Bank Group The Global Findex Database 2014 6. Bank of Canada 2015

Our Strategy Introduce Accelerate Differentiated Profitable Growth Services • Grow high-value services • Leverage uniform, best-in- • Grow account share class global technology base Introduce Accelerate with large FI customers for logistics and operating Differentiated Profitable systems Services Growth • Increase focus on (IDS) (APG) smaller FIs • Offer end-to-end cash supply chain managed Culture • Penetrate large, services unvended retail market • Launch customer portal and • Explore core and Close the Gap — adjacent acquisitions value-added, fee-based Operational services Excellence (CTG) Close the Gap • Operational excellence • Increase operational • Lead industry in safety productivity and security • Achieve industry-leading • Exceed customer margins expectations 7

2017 Non-GAAP Results (Non-GAAP, $ Millions, except EPS) Revenue +10% Op Profit +30% Adj. EBITDA +24% EPS +33% Organic +6% Organic +26% Acq +2% Acq +9% FX +1% FX (5%) $425 $3,193 $281 $3.03 $2,908 13.3% $342 13.3%Margin Margin $216 8.8% $2.28 Margin 11.8% Margin 11.8% Margin 7.4% Margin 8.2% Margin 2016 2017 2016 2017 2016 2017 2016 2017 8 Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix.

First-Quarter 2018 Non-GAAP Results (Non-GAAP, $ Millions, except EPS) Revenue +15% Op Profit +34% Adj. EBITDA +25% EPS +12% Organic +6% Organic +24% Acq +7% Acq +17% 1 FX +2% FX (7%) Excess net interest and tax impact 10% or $(0.06) per share $110 $853 13.3% $72 12.9%Margin $0.65 $740 Margin 8.4% Margin $88 11.8% $0.58 $54 Margin 11.8% Margin 7.2% Margin 8.2% Margin 2017 2018 2017 2018 2017 2018 2017 2018 9 Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix.

Three-Year Strategic Plan – Strategy 1.0 Organic Growth 2019 Organic Adjusted EBITDA $535M – 3-year CAGR ~16% 13.3% Margin Strategy 1.0 • Close the Gap Core Organic Growth • Accelerate Profitable Growth 2019 EBITDA Target: $535M • Introduce Differentiated Services 2017 2018 2019 Organic Growth = Increased Value for Shareholders 10

A Clear Path to Value Creation 2017-2019 Non-GAAP Operating Profit Improvement Margin 7.4% ~11% ~10% Breakthrough Initiatives $390 $325 $216 2016 Branch Fleet Crew Labor Network Sales Growth/ Contingency 2019 Organic 2019 Organic Target Base Standardization Improvements Optimization CompuSafe Target as of 3/2/17 and Other 11 Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix.

Three-Year Strategic Plan – Strategy 1.5 Organic Growth + Acquisitions 2019 Adjusted EBITDA Target $685 Million – 3-year CAGR ~26% Strategy 1.5 • Focus on “core-core” & “core-adjacent” Acquisitions 13.3% • Capture synergies & improveMargin density 2019 EBITDA Target: $150M • ~$685M 2018 Investment…$115M in 2019 (Acquisitions announced/closed to date) 11.8% Margin Strategy 1.0 • Close the Gap Core Organic Growth • Accelerate Profitable Growth 2019 EBITDA Target: $535M • Introduce Differentiated Services 2017 2018 2019 Organic Growth + Acquisitions = Increased Value for Shareholders 12 Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix.

Strategy 1.5 – Core Acquisitions

Synergistic, Accretive Acquisitions in Our Core Markets

Acquisitions-to-Date

- "Core/ Core" – Core businesses in Core Markets
- 6 completed in 2017
- 2 announced in 2018
  - Dunbar in U.S. and Rodoban in Brazil expected to close in 2018
- Closed and announced acquisitions expected to generate Adjusted EBITDA of: $150 million in 2019
  - Fully synergized ~$200
- Pipeline of additional opportunities supports exceeding 2019 target


U.S.
(AATI)
U.S.
(Dunbar)
France
(Temis)
Brazil
(PagFacil)
Brazil
(Rodoban)
Chile
(LGS)
Argentina
(Maco Transportadora &
Litoral)

13

Dunbar Acquisition Overview

Core Acquisition in Core Market

- Combines #2 and #4 largest U.S. cash management companies
- $520M purchase price
  - Funded from available cash
- Expected additional Capex of ~$50 million over 3 years
- Expected to close by end of 2018
  - Subject to regulatory approval and customary conditions

Strong Returns

- $390M LTM revenue
- $43M LTM adjusted EBITDA
- $40 - $45M cost synergies expected
- Complementary customer base
  - CompuSafe® service sales leverage
- Expect significant tax benefits

Financial Impact

Expected to be accretive in year 1

Expected to add ~$0.90 to non-GAAP EPS in year 2

6.5x – 7.0x adjusted EBITDA post-synergy purchase multiple (including Capex)

14

Dunbar Business Overview Operations Customers Other • Strong management team Financial • National footprint Institutions • Complementary customer base includes small-to-medium sized retailers and financial institutions • 78 branch facilities Retail • 5,400 employees • 1,600 vehicles 15

Strategy 1.0 + 1.5 = Core Organic Growth + Acquisitions (Non-GAAP, $ Millions) 2019 Adjusted EBITDA Target = $685 Million EBITDA 11.8% ~15% ~16% Margin OP 7.4% 3.7% 2% 0.4% (2.5%) ~11% ~12% Margin $150 $685 Adjusted EBITDA $535 $510 Op Profit $390 $342 Adjusted EBITDA $216 Op Profit 2016 Actual North South Rest of Contingency 2019 Target Completed & 2019 Target America America World Organic Announced w/ Acquisitions 1 Acquisitions1 Note: See detailed reconciliations of non-GAAP to GAAP results in the appendix. 16 1. Includes completed and announced acquisitions and partial achievement of synergies through 2019

Non-GAAP Income Tax Evolution 2018 Outlook Dunbar Acquisition Statutory Tax Rate1 • U.S. had no statutory • Increases U.S. statutory Argentina2 35% income for years income Brazil 34% - Paid no U.S. Federal tax Chile 27% - No Foreign Tax Credit • Utilizes FTC’s Colombia 37% (FTC) utilization France 34% • Utilizes components of Israel2 36% • U.S. Tax Reform $173M U.S. DTA Mexico 30% - Rate 35% to 21% no help U.S. N/A - Other provisions hurt • IRC 338(h)(10) election Weighted average 32% • Initiatives • Incorporates U.S. 21% Tax Law and Related - M&A impact rate in ETR Acquisition Changes 2% - FTC & withholding taxes Withholding taxes etc. 3% - Global capital structure - Mexico expense deduct. - Pending tax laws 2018 ETR 37% Future ETR Target 31%-33% 2018 Cash Tax Rate 27% Near-Term Cash Rate <25% No U.S. Federal cash tax payments expected for at least 6 years 1. Top 7 in alphabetical order; U.S. has no statutory earnings 2. Including dividend withholding taxes 17 Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix. Amounts may not add due to rounding.

Net Debt and Leverage Assumes $685 in acquisitions in 2018 and $115 in 2019 (Non-GAAP, $ Millions) Net Debt Adjusted EBITDA and Financial Leverage Significant capacity for acquisitions Leverage Ratio per financial covenants1 0.7 1.4 ~1.3 ~1.9 ~1.5 $1,200 Bank defined EBITDA ~$465 ~$640 ~750 ~ $1,100 $612 $685 $247 $525 $425 $425 $342 Dec 2016 Dec 2017 Pro-forma Pro-forma 2016 2017 Pro-forma Pro-forma Pro-forma 2 2018 3 20193 2017 2018 3 2019 3 1. Net Debt divided by Adjusted EBITDA 2. Additional pro-forma impact (TTM) based on post-closing synergies of closed acquisitions. 3. Forecasted utilization based on business plan through 2019 including $685 million of acquisitions in 2018 and $115 million in 2019. Includes additional pro-forma Adjusted 18 EBITDA and cash flow impact based on post-closing synergies of closed, announced and Note: See detailed reconciliations of non-GAAP to GAAP results in the appendix. potential acquisitions.

Currency Impact is Translational, Not Transactional (LC per 1 US$, except Euro) Exchange Rates Highlights Dec 31st, 2017 May 31st, 2018 Transactional Currency Impact • Almost all revenue and expenses transacted in local currency • Local currency organic growth and margin 3.31 1.26 1.20 19.7 19.9 expansion initiatives not affected by currency 1.30 1.17 3.73 Translation – Expected Currency Impact • Argentina devaluation offset by inflation- driven pricing and organic growth • Full-year impact of other currencies at current rates ~(2%) Brazil Canada France Mexico Real Dollar Euro Peso % Devaluation 11% 3% 3% 1% 19

Argentina Devaluation Offset by Inflation-Driven Pricing and Organic Growth

(USD in millions)

USD Revenue Indexed to 2014[1]


CAGR ~19%
$100
$135
$134
$168
2014
2015
2016
2017

	2015	2016	2017
Inflation[2]	~27%	~39%	~25%
Devaluation (yr avg)[2]	~14%	~60%	~12%

Highlights

- Local currency growth exceeds inflation over time due to price, ad valorem and volume
    - Union-negotiated salary increases drive pricing
    - Ad-valorem revenue driven by higher volumes and value transported or processed
- Devaluation historically covered by price and ad valorem increases over time
    - Expect quarter-to-quarter fluctuations
- Strong operating leverage on price increases

Inflation ⟶ Pricing + Organic Growth > Devaluation

1. Excluding Maco Acquisition
2. Bloomberg

20

2018 Guidance – as of April 25, 2018 (Non-GAAP, $ Millions except EPS) Revenue +8% Op Profit Adj. EBITDA EPS Organic +5% +30% - +37% +21% - +26% +20% - +27% Acq./Disp. +3% FX - $3,450 $515-$535 13.3% $3,193 $365-$385 $3.65-$3.85 ~15.2%Margin1 Margin ~10.9%1 $425 Margin 11.8% $3.03 $281 13.3%Margin Margin 8.8% Margin 8.2% Margin 2017 2018 2017 2018 2017 2018 2017 2018 2019 Adjusted EBITDA Target = $685 Million 21 1. Margin percentage calculated based on middle of range provided Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix

Strategy 1.0 + 1.5 + Potential Future Acquisitions (Non-GAAP, $ Millions) Illustrative EBITDA Post-Synergy Potential with $800M of Acquisitions in 2018 and 2019 $50 - 80 $735 - $765 $150 $685 $535 Adjusted $342 EBITDA Adjusted EBITDA 11.8% ~15% ~16% Margin 2016 Actual 2019 Target Completed & 2019 Target with EBITDA Impact of Illustrative EBITDA Organic Only Announced Completed & Full Synergies on with Full Synergies Acquisitions Announced All Acquisitions, on All Acquisitons, Acquisitions Including Dunbar 1 including Dunbar 1 1. Includes completed, announced, and potential acquisitions and announced licensing agreement. Potential acquisition impact based on spending $800 million in 22 2018 and 2019 with synergies fully realized. Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix

3 Year Strategic Plan – 2019 EBITDA Target Increased 45% (Non-GAAP, $ Millions) Operating Profit & Adj. EBITDA Expected Benefits • Deploys ~85% of $800 million acquisition target ~16% through 2019 ~15% • Core – Core accretive acquisitions at less 13.3% ~12% than 6.5x post synergy Adjusted EBITDA multiple Adj. EBITDA 11.8% Margin ~10% ~$685 • “Excess” cash fully deployed at attractive returns 8.8% • Financed at attractive long-term rates ~ $175 Op Profit 7.4% Margin • Substantial tax rate improvement $475 • No U.S. cash taxes expected for 6 plus $425 years Adj. $342 ~ $150 EBITDA $144 $126 D&A/Other ~ $510 ~$325 $281 Doubles Adjusted EBITDA over 3 year plan $216 Op Profit from $342 to ~$685 2016 2017 2019 Target from 2019 Target 3/2/17 Investor Day 23 Note See detailed reconciliations of non-GAAP to GAAP results in the appendix. Amounts may not add due to rounding.

Q&A

Appendix

Cash in the U.S. Continues to Grow

Payment Methods by Volume[1]



Other
Electronic
Cash
Debit
Check
Credit

Notes in Circulation[3]



(in billions)
45
40
35
30
25
20
15
10
5
0
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
$1
$2
$5
$10
$20
$50
$100
$500 to $10,000

% Cash Usage by Income[1,4]



% of U.S. Households
$125,000 and greater
24%
19%
$100,000-$124,999
25%
9%
$75,000-$99,999
26%
12%
$50,000-$74,999
27%
17%
$25,000-$49,999
35%
22%
Less than $25,000
43%
21%
% of Payments Made with Cash

Cash Remains Popular[1]

- Most frequently used payment method
  - Accounts for nearly 31% of all consumer transactions
- Cash is used 30%+ of the time by consumers 35 and older

Cash Use Continues to grow[1,2]

- Notes in circulation doubled to ~40 billion notes in 2016 vs 1996
- Value of notes in circulation annual growth rates (CAGR):
  - 2009 – 2016 ~6%
- Number of notes in circulation annual growth rate (CAGR):
  - 2009 – 2016 ~7%
- Cash use forecasted to continue growth trends

Everyone Uses Cash[1,3]

- Cash use strong across all income levels
- Cash dominates small-value payments
  - 55% of transactions < $10
  - 35% of transactions $10 – $24.99
  - 19% of transactions $25 – $49.99
- ~30% of U.S. households unbanked or underbanked

1. Federal Reserve Bank 2017 Report. "Other" includes money orders, travelers checks, PayPal, Venmo and text message payments.
2. Board of Governors of the Federal Reserve System
3. Federal Reserve Bank 2016 Report
4. U.S. Census data

26

A Clear Path to Value Creation in the U.S. 2017-2019 U.S. Operating Profit Improvement Breakthrough Initiatives 8 – 9.5% 13.1% ~1% (2 – 3%) 2.5 – 3% ~10% 1.5 – 2% 2 – 2.5% ~2% ~6% 2018 ~1% Target 2 – 3% 3.4% 2017 Actual Actual 0.8% 2016 Branch Fleet One-Person Network Sales Growth/ IT and Other Contingency 2019 Base Standardization Improvements Vehicle Labor Optimization CompuSafe Target Loomis 1 1 2017 Actual 2 27 1. Excludes Payment Services 2. Loomis Full-Year Report 2017

CapEx Expected to Return to ~4% of Revenue in 2020 Capital expenditures 2015 – 20201 (Non-GAAP, $ Millions) • Higher 2017-19 CapEx reflects investment in strategic initiatives • Additional $50 million over 3 years related to Dunbar acquisition not included ~$200 ~$200 $185 $185 High High Return Return High Growth Growth Return CapEx CapEx Growth CapEx $124 ~4% of Revenue $106 Facility Equipment / Other IT Armored Vehicles 2015 Actual 2016 Actual 2017 Actual 2017 Actual 2018 Outlook 2019 Outlook 2020 Outlook % Revenue 3.5% 4.2% 5.8% 5.8% ~6% 2 ~5.5% 2 ~4% 2 D&A1 $118 $112 $119 $119 Reinvestment Ratio 0.9 1.1 1.6 1.6 1. Excludes CompuSafe® 28 2. Excludes potential acquisitions (through year-end 2019) Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix.

Strong Free Cash Flow Expected

Free cash flow includes completed and announced acquisitions, except Dunbar

(Non-GAAP, $ Millions)

	Actual 2017	Target 2018	Target 2019		
Adjusted EBITDA	$425	~$525	~$625	⬅	Projected Adjusted EBITDA growth
Working Capital & Other	(86)	~(10)	~(15)	⬅	Working capital improvement, restructuring
Cash Taxes	(84)	~(85)	~(75)	⬅	No cash taxes projected in U.S. for at least five years
Cash Interest	(27)	~(60)	~(65)	⬅	Impact of debt restructuring
Non-GAAP Cash from Operating Activities	229	~370	~470		
Capital Expenditures excl. CompuSafes	(185)	~(200)	~(200)	⬅	Investment above historic levels to support strategic initiatives
CompuSafes	(38)	(25)	(25)		
Exclude Capital Leases	52	55	55	⬅	U.S. fleet investment primarily under capital leases
Non-GAAP Cash Capital Expenditures	~(170)	~(170)	~(170)		
Non-GAAP Free Cash Flow before dividends	58	~200	~300		
EBITDA – Non-GAAP Cash CapEx	255	~355	~455		

Amounts may not add due to rounding.

Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix.

29

Financing Capacity to Execute the Strategy Credit Facility & Senior Notes Five-Year Credit Facility Ten-Year Senior Notes Revolver Term Loan A • $1.0 billion secured • $500 million secured • $600 million revolving credit Term Loan A unsecured notes facility • Interest floats based • 4.625% interest rate • Interest floats on LIBOR plus a based on LIBOR margin • Matures October plus a margin 2027 • Current interest rate • Current interest ~3.3% rate ~3.3% • Amortizes at 5% per • Matures October year with final 2022 maturity of October 2022 30

Non-GAAP Reconciliation — Outlook The Brink’s Company and subsidiaries 2018 and 2019 Guidance (Unaudited) (In millions, except as noted) 2018 2019 2018 GAAP Reconciling Non-GAAP 2019 GAAP Reconciling Non-GAAP Outlook(b) Items(a) Outlook(a) Outlook(b) Items(a) Outlook(a) Revenues $ 3,476 (26) 3,450 Not provided — Not provided Operating profit 319 – 339 46 365 – 385 Not provided Not provided 510 EPS from continuing operations attributable to Brink's $ 2.40 – 2.60 — 3.65 – 3.85 Not provided — Not provided Adjusted EBITDA $ 515 – 535 ~ 685 (a) The 2018 and 2019 Non-GAAP outlook amounts for operating profit exclude the impact of other items not allocated to segments. The 2018 Non-GAAP outlook amounts for EPS from continuing operations, depreciation and amortization/other as well as 2018 and 2019 Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. (b) 2018 and 2019 GAAP outlook does not include any forecasted amounts from Venezuela operations. The 2018 and 2019 GAAP outlook excludes future restructuring actions for which the timing and amount are currently under review. 31

2016 - 2018 Non-GAAP Results Reconciled to GAAP (1 of 4)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016 Full Year	2017 1Q	2017 2Q	2017 3Q	2017 4Q	2017 Full Year	2018 1Q
Revenues:							
GAAP	$ 3,020.6	$ 788.4	805.9	849.5	903.2	3,347.0	$ 879.1
Venezuela operations[a]	(109.4)	(48.1)	(46.3)	(20.8)	(38.9)	(154.1)	(25.8)
Acquisitions and dispositions[a]	(2.8)	-	-	-	-	-	-
Non-GAAP	$ 2,908.4	$ 740.3	759.6	828.7	864.3	3,192.9	$ 853.3
Operating profit (loss):							
GAAP	$ 184.5	$ 70.9	48.3	66.4	88.3	273.9	$ 64.8
Venezuela operations[a]	(18.5)	(21.1)	4.5	(2.5)	(1.3)	(20.4)	(3.5)
Reorganization and Restructuring[a]	30.3	4.1	5.6	6.4	6.5	22.6	3.7
Acquisitions and dispositions[a]	19.5	(0.4)	2.4	6.1	(2.8)	5.3	6.5
Non-GAAP	$ 215.8	$ 53.5	60.8	76.4	90.7	281.4	$ 71.5
Interest expense:							
GAAP	$ (20.4)	$ (4.8)	(6.0)	(7.7)	(13.7)	(32.2)	$ (15.0)
Venezuela operations[a]	0.1	-	-	-	0.1	0.1	-
Acquisitions and dispositions[a]	-	-	-	0.8	0.3	1.1	0.2
Non-GAAP	$ (20.3)	$ (4.8)	(6.0)	(6.9)	(13.3)	(31.0)	$ (14.8)
Taxes:							
GAAP	$ 78.5	$ 14.4	17.3	16.4	109.6	157.7	$ 11.4
Retirement plans[d]	11.3	2.7	3.1	3.2	3.6	12.6	1.9
Venezuela operations[a]	(14.1)	(4.9)	(3.8)	(3.1)	(0.9)	(12.7)	(1.5)
Reorganization and Restructuring[a]	7.4	1.4	1.9	2.2	2.1	7.6	1.2
Acquisitions and dispositions[a]	1.8	0.2	0.3	2.5	1.5	4.5	3.1
Prepayment penalties[e]	-	-	-	2.4	(2.2)	0.2	-
Deferred tax valuation allowance[c]	(14.7)	-	-	-	-	-	-
Interest on Brazil tax claim[f]	-	-	-	1.4	(0.9)	0.5	-
Tax reform[g]	-	-	-	-	(86.0)	(86.0)	-
Tax on accelerated income[h]	-	-	-	-	0.4	0.4	0.5
Income tax rate adjustment[b]	-	2.5	(0.3)	(1.5)	(0.7)	-	4.6
Non-GAAP	$ 70.2	$ 16.3	18.5	23.5	26.5	84.8	$ 21.2

Amounts may not add due to rounding.
See slide 35 for footnote explanations.

32

2016 - 2018 Non-GAAP Results Reconciled to GAAP (2 of 4)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016 Full Year	2017 1Q	2017 2Q	2017 3Q	2017 4Q	2017 Full Year	2018 1Q
Income (loss) from continuing operations attributable to Brink's:							
GAAP	$ 36.2	$ 34.7	14.3	19.9	(52.0)	16.9	$ 22.1
Retirement plans[d]	20.2	4.6	5.5	5.8	6.4	22.3	6.9
Venezuela operations[a]	2.6	(8.4)	8.3	0.9	-	0.8	0.5
Reorganization and Restructuring[a]	23.7	2.4	3.6	4.0	4.2	14.2	2.5
Acquisitions and dispositions[a]	18.2	(0.6)	2.1	4.4	2.3	8.2	6.5
Prepayment penalties[e]	-	-	-	4.1	4.0	8.1	-
Deferred tax valuation allowance[c]	14.7	-	-	-	-	-	-
Interest on Brazil tax claim[f]	-	-	-	2.7	(1.6)	1.1	-
Tax reform[g]	-	-	-	-	86.0	86.0	-
Tax on accelerated income[h]	-	-	-	-	(0.4)	(0.4)	(0.5)
Income tax rate adjustment[b]	-	(2.7)	0.3	1.7	0.7	-	(4.2)
Non-GAAP	$ 115.6	$ 30.0	34.1	43.5	49.6	157.2	$ 33.8
EPS:							
GAAP	$ 0.72	$ 0.67	0.28	0.38	(1.02)	0.33	$ 0.42
Retirement plans[d]	0.39	0.09	0.11	0.11	0.12	0.43	0.13
Venezuela operations[a]	0.05	(0.16)	0.15	0.02	-	0.02	0.01
Reorganization and Restructuring[a]	0.47	0.04	0.07	0.08	0.08	0.27	0.05
Acquisitions and dispositions[a]	0.37	(0.01)	0.04	0.09	0.05	0.16	0.12
Prepayment penalties[e]	-	-	-	0.08	0.08	0.16	-
Deferred tax valuation allowance[c]	0.29	-	-	-	-	-	-
Interest on Brazil tax claim[f]	-	-	-	0.05	(0.03)	0.02	-
Tax reform[g]	-	-	-	-	1.65	1.66	-
Tax on accelerated income[h]	-	-	-	-	(0.01)	(0.01)	(0.01)
Income tax rate adjustment[b]	-	(0.05)	0.01	0.03	0.01	-	(0.08)
Share adjustment[k]	-	-	-	-	0.02	-	-
Non-GAAP	$ 2.28	$ 0.58	0.66	0.84	0.95	3.03	$ 0.65
Depreciation and Amortization:							
GAAP	$ 131.6	$ 33.9	34.6	37.9	40.2	146.6	$ 38.8
Venezuela operations[a]	(0.7)	(0.4)	(0.4)	(0.4)	(0.5)	(1.7)	(0.5)
Reorganization and Restructuring[a]	(0.8)	(0.9)	(0.6)	(0.5)	(0.2)	(2.2)	(1.2)
Acquisitions and dispositions[a]	(3.6)	(0.6)	(1.1)	(2.7)	(4.0)	(8.4)	(3.8)
Non-GAAP	$ 126.5	$ 32.0	32.5	34.3	35.5	134.3	$ 33.3

Amounts may not add due to rounding.
See slide 35 for footnote explanations.

33

2016 - 2018 Non-GAAP Results Reconciled to GAAP (3 of 4)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016 Full Year	2017 1Q	2017 2Q	2017 3Q	2017 4Q	2017 Full Year	2018 1Q
Adjusted EBITDA[i]:							
Net income (loss) attributable to Brink's - GAAP	$ 34.5	$ 34.7	14.2	19.9	(52.1)	16.7	$ 22.3
Interest expense - GAAP	20.4	4.8	6.0	7.7	13.7	32.2	15.0
Income tax provision - GAAP	78.5	14.4	17.3	16.4	109.6	157.7	11.4
Depreciation and amortization - GAAP	131.6	33.9	34.6	37.9	40.2	146.6	38.8
EBITDA	$ 265.0	$ 87.8	72.1	81.9	111.4	353.2	$ 87.5
Discontinued operations - GAAP	1.7	-	0.1	-	0.1	0.2	(0.2)
Retirement plans[d]	31.5	7.3	8.6	9.0	10.0	34.9	8.8
Venezuela operations[a]	(12.3)	(13.7)	4.1	(2.6)	(1.5)	(13.7)	(1.5)
Reorganization and Restructuring[a]	30.3	2.9	4.9	5.7	6.1	19.6	2.5
Acquisitions and dispositions[a]	16.4	(1.0)	1.3	3.4	(0.5)	3.2	5.6
Prepayment penalties[e]	-	-	-	6.5	1.8	8.3	-
Interest on Brazil tax claim[f]	-	-	-	4.1	(2.5)	1.6	-
Income tax rate adjustment[b]	-	(0.2)	-	0.2	-	-	0.4
Share-based compensation[i]	9.5	4.5	4.0	4.0	5.2	17.7	6.8
Adjusted EBITDA	$ 342.1	$ 87.6	95.1	112.2	130.1	425.0	$ 109.9

The 2018 and 2019 Non-GAAP outlook for Adjusted EBITDA and Non-GAAP operating profit, as well as 2018, 2019 and 2020 outlook for capital expenditures, 2018 and 2019 target free cash flows, and 2019 target and 2019 pro-forma net debt cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates could be significant to our GAAP provision for income taxes, and, therefore, to income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA.

Amounts may not add due to rounding.
See slide 35 for footnote explanations.

34

2016 - 2018 Non-GAAP Results Reconciled to GAAP (4 of 4) The Brink’s Company and subsidiaries Non-GAAP Reconciliations (a) See “Other Items Not Allocated To Segments” on slide 36 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. (b) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 37.0% for 2018, 34.2% for 2017, and 36.8% for 2016. (c) There was a change in judgment resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected U.S. operating results, certain non-GAAP pre-tax items, and other timing of tax deductions related to executive leadership transition. (d) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results. (e) Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017. (f) Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017. (g) Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017. This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets. (h) The non-GAAP tax rate excludes the 2018 and 2017 foreign tax benefit that resulted from the transaction that accelerated U.S. tax in 2015. (i)There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented. (j) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation. Non-GAAP income from continuing operations is reconciled to net income on slide 33. (k) Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2017, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2017, non-GAAP EPS was calculated using diluted shares. 35

Non-GAAP Reconciliation — Items Not Allocated The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. A summary of the other items not allocated to segment results is below. Venezuela operations We have excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), assesses segment performance and makes resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized $18.1 million in related 2016 costs, an additional $17.3 million in 2017 and $2.7 million in the first three months of 2018. We expect to incur additional costs between $7 and $9 million in future periods, primarily severance costs Executive Leadership and Board of Directors In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions. 2015 Restructuring Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million. Other Restructurings Management continuously implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $1.8 million in the first three months of 2018 and $4.6 million in 2017, primarily related to severance costs. The majority of these restructuring actions were completed in 2017. For the current restructuring actions, we expect to incur additional costs between $1 and $3 million in future periods. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results. Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non- GAAP results. These items are described below: 2018 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $3.8 million in the first three months of 2018. - Severance costs related to our 2017 acquisitions in Argentina, France and Brazil were $2.1 million in the first three months of 2018. - Transaction costs related to business acquisitions was $0.5 million in the first three months of 2018. 2017 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. - Fourth quarter 2017 gain of $7.8 million related to the sale of real estate in Mexico. - Severance costs of $4.0 million related to our recent acquisitions in Argentina and Brazil. - Transaction costs of $2.6 million related to acquisitions of new businesses in 2017. - Currency transaction gains of $1.8 million related to acquisition activity. 2016 Acquisitions and Dispositions - Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland. - Amortization expense for acquisition-related intangible assets was $3.6 million in 2016. - Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016. 36

Non-GAAP Reconciliation — Other The Brink’s Company and subsidiaries Non-GAAP Reconciliations — Other Amounts (Unaudited) (In millions) Amounts Used to Calculate Reinvestment Ratio Property and Equipment Acquired During the Period Full-Year Full Year Full Year 2015 2016 2017 Capital expenditures — GAAP 101.1 112.2 174.5 Capital leases — GAAP 18.9 29.4 51.7 Total Property and equipment acquired 120.0 141.6 226.2 Venezuela property and equipment acquired (4.3) (5.0) (4.2) CompuSafe (10.2) (13.1) (37.5) Total property and equipment acquired excluding Venezuela & CompuSafe 105.5 123.5 184.5 Depreciation Depreciation and amortization — GAAP 139.9 131.6 146.6 Amortization of intangible assets (4.2) (3.6) (8.4) Venezuela depreciation (3.9) (0.7) (1.7) Reorganization and Restructuring - (0.8) (2.2) CompuSafe (14.2) (14.9) (15.6) Depreciation and amortization — Non-GAAP (excluding CompuSafe) 117.6 111.6 118.7 Reinvestment Ratio 0.9 1.1 1.6 37

Non-GAAP Reconciliation — Cash Flows The Brink’s Company and subsidiaries (In millions) Full Year 2017 Cash flows from operating activities Operating activities - GAAP $ 296.4 Venezuela operations (17.3) (Increase) decrease in restricted cash held for customers (44.3) (Increase) decrease in certain customer obligations(a) (6.1) Operating activities - non-GAAP $ 228.7 (a) To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources. Non-GAAP cash flows from operating activities is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding cash flows from Venezuela operations, restricted cash held for customers, and the impact of cash received and processed in certain of our Cash Management Services operations. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future operating cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows. 38

Non-GAAP Reconciliation — Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations — Net Debt (Unaudited) (In millions) December 31, December 31, (In millions) 2017 2016 Debt: Short-term borrowings $ 45.2 162.8 Long-term debt 1,191.5 280.4 Total Debt 1,236.7 443.2 Restricted cash borrowings(a) (27.0) (22.3) Total Debt without restricted cash borrowings 1,209.7 420.9 Less: Cash and cash equivalents 614.3 183.5 Amounts held by Cash Management Services operations(b) (16.1) (9.8) Cash and cash equivalents available for general corporate purposes 598.2 173.7 Net Debt $ 611.5 247.2 a) Restricted cash borrowings are related to cash borrowed under lending arrangements used in the process of managing customer cash supply chains, which is currently classified as restricted cash and not available for general corporate purposes.. b) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance with GAAP. We use Net Debt as a measure of our financial leverage. We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our condensed consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2017 and December 31, 2016. 39